EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Forms S-8 (File No. 333-22047 and File No. 333-90562) of P&F Industries, Inc. of our report dated March 28, 2014 relating to the consolidated financial statements of P&F Industries, Inc. and Subsidiaries as of December 31, 2013 and 2012, and for the years then ended included in this Annual Report of P&F Industries, Inc. on Form 10-K for the year ended December 31, 2013.

/s/ CohnReznick LLP

Jericho, New York

March 28, 2014